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                                                                 EXHIBIT 10.14



                    MANAGING GENERAL AGENT AGREEMENT BY AND
                BETWEEN SUMMIT CONSULTING, INC. OF LOUISIANA AND
                  LOUISIANA EMPLOYERS MUTUAL INSURANCE COMPANY

         Agreement made May 29, 1997 between Louisiana Employers Mutual Insurance Company, hereinafter referred to as "Insurance Company", a corporation organized under the laws of the State of Louisiana, having its principle place of business at Baton Rouge, Louisiana, and Summit Consulting, Inc. of Louisiana, hereinafter referred to as "Summit", a corporation organized under the laws of the State of Louisiana, having its principle place of business at Baton Rouge, Louisiana.

                                   Section 1
                     Appointment of Managing General Agent

         Insurance Company appoints Summit as its Managing General Agent, to solicit applications for insurance policies and to collect such premiums as directed by Insurance Company. Summit shall act as the exclusive Managing General Agent of Insurance Company. Summit hereby accepts such appointment and agrees to render its services to Insurance Company in the management of claims, in the manner and to the extent set forth herein.

                                   Section 2
                               Term of Agreement

         This agreement shall become effective upon approval of the Louisiana Department of Insurance of Summit as a Managing General Agent and authorization for Insurance Company to begin doing business in the state of Louisiana, and such agreement shall continue in force for a term of 5 years, subject to the provisions of this agreement; and thereafter on a continuing basis as mutually agreed upon in accordance with the policies adopted by the Board of Directors of Insurance Company, provided that either party hereto shall have the right to terminate this agreement by giving not less than 30 days notice in writing to the other party in accordance with the provisions below.

                                   Section 3
                            Relationship of Parties

         The parties agree that the relationship created by this agreement is that of an independent contractor. Summit is not an employee of Insurance Company and the relationship created herein is not to be construed as a joint venture between Summit and Insurance Company or any form of partnership between Summit and Insurance Company.
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                                   Section 4
                                     Taxes

         Each party shall remain exclusively responsible for payment and discharge of all taxes, assessments or charges of any nature whatsoever that may be imposed or claimed against the party.

                                   Section 5
                                Duties of Summit

         5.1 Summit shall set up policies, maintain records and manage claims of Insurance Company in such a manner as provided herein. Premium audits shall be performed by Summit, along with all record keeping and accounting services. All policy administration, loss control prevention services and all underwriting functions shall be performed by Summit. Summit shall collect all sums due Insurance Company and pay all items of expense in accordance with the policies of the Board of Directors of Insurance Company. Summit shall also invest policy surplus as approved by the Board of Directors and properly account for all funds so handled, as provided herein. Collection activities shall also be performed by Summit. Such collection activities shall not include legal pursuit of Insurance Company's claim and therefore, no legal fees, court costs or other associated costs shall be incurred by Summit on behalf of Insurance Company. Summit shall also market insurance products for and on behalf of Insurance Company.

                  5.2 Premium audit, as defined in this section, shall mean analysis and tests of payroll records and other procedures necessary to examine the correctness of premiums paid by policyholders. The audit shall include examining, on a test basis, evidence supporting the amounts and disclosures with respect to the payroll and premiums paid by policyholders; therefore, the audit will involve judgment about the number of transactions to be examined and the areas to be tested.
                      However, because the audit will not include a detailed
                  examination of all transactions, there is a risk that material errors, irregularities or illegal acts, including fraud, may exist and not be detected by Summit.

                                   Section 6
                     Type of Insurance Authorized to Issue

         The classes of business of which Summit shall have jurisdiction shall be any and all types of business for which Insurance Company's charter presently authorizes and is approved by the Louisiana Department of Insurance and will continue to authorize from time to time.
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                                   Section 7
                       Underwriting Guidelines of Summit

         Summit shall agree to be bound by the following underwriting guidelines. Any modification of the underwriting guidelines must be in writing and signed by both parties.
         7.1 The maximum annual premium volume written shall be $20,000,000.00, with $500,000.00 payable for one policyholder.

         7.2 The basis of the rates to be charged shall be that of NCCI rates, as approved and authorized by the Louisiana Department of Insurance.

         7.3 The types of risks which may be written include worker's compensation insurance or any risks authorized by the Louisiana Department of Insurance that Insurance Company may write.

         7.4 The maximum limits of liability for worker's compensation insurance, are as statutorily defined by Louisiana law. Maximum limits of employer's liability are up to a $1,000,000.00 policy limit.

         7.5 All applicable policy exclusions are as provided in the proposed NCCI policy forms.

         7.6      Policies shall only be written in the State of Louisiana.

         7.7 Policy cancellation provisions are as provided in NCCI policy forms and allowed under Louisiana statute.

         7.8      The maximum policy period is one year.

                                   Section 8
                              Settlement of Claims

         8.1A Summit shall have installment and lump sum settlement authority with respect to the settling of claims on behalf of Insurance Company. Lump sum settlement authority shall be limited to $100,000.00, without the approval of an Officer of Insurance Company.

         8.1B For purposes of section 8.1, lump sum settlement shall mean payment of an entire amount due at one time in lieu of monthly installments.
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         8.2      Summit shall hold all settlement documents, records and files available for purposes of inspection, review, audit and copying by Insurance Company at all times, upon reasonable request..

         8.3A It shall be the duty of Summit to timely report all claims to Insurance Company. The duty to respond will be discharged by a report to any officer of Insurance Company. Insurance Company shall retain the right to request a copy of the claim file. Upon such request, or as soon as it becomes known that the claim:

                  i) has the potential to exceed an amount determined by the Commissioner or exceeds the limits set by Insurance Company, whichever is less, if applicable;

                  ii)      involves a coverage dispute;

                  iii)     may exceed Summit's claims settlement authority;

                  iv)      is open for more than six (6) months; or

                  v) is closed by payment of an amount set by the Commissioner or an amount set by the company, which ever is less, if applicable,

                  a copy of the claim file shall be sent to the insurer. With respect to section 8.3A, "timely" shall be defined as any 24 hour period. If the expiration of such 24 hour period shall fall on a weekend or holiday, the period shall be extended to the first business day following said weekend or holiday.

         8.3B The Louisiana Department of Insurance or any other appropriate government agency may request such documents and Summit shall comply with all governmental orders effecting Insurance Company. If, however, Summit is aware that Insurance Company is legally contesting such action, or intends to legally contest such action, Summit shall refuse to comply with such governmental request or order, until a final court order is obtained in favor of the governmental request or order.

         8.4 Insurance Company shall have the right to review and/or audit all settlement documents and settlement files, at anytime, with proper notice.

         8.5 All claim files shall be the property of Insurance Company. Upon order of liquidation of Insurance Company, files shall become the sole property of Insurance Company or its estate. Summit shall have reasonable access to and the right to copy the files on a timely basis.
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         8.6      Any settlement authority granted to Summit may be terminated for cause upon Insurance Company's written notice to Summit or upon termination of the contract.

         8.7 Insurance Company may suspend settlement authority of Summit during the pendency of any dispute regarding the cause for termination.

                                   Section 9
                                    Records

         9.1 It shall be the duty and responsibility of Summit to maintain separate records of all matters pertaining to this agreement. Insurance Company shall have access to and the right to copy all accounts, electronic data files and records related to its business in a form useable by Insurance Company and the Commissioner of Insurance for the State of Louisiana or any regulatory authority, upon reasonable request. Access to all books, bank accounts, and records of Summit in a form usable to the Commissioner of Insurance or regulatory authority shall be given. Such records shall be retained pursuant to rules and regulations, as amended from time to time and promulgated by the Commissioner of Insurance.

         9.2 In the event of the termination of this agreement between Insurance Company and Summit or the withdrawal of funds from the terms of this agreement as herein provided, Summit specifically agrees to turn over to an authorized representative of Insurance Company on or before the date of such termination or withdrawal, any such records or correspondence as may be reasonably necessary for the assistance of an authorized representative of the corporation in carrying to completion any transaction that may be required under the terms of this agreement.

         9.3 All documents, except as herein specified, shall be and remain the property of Insurance Company and shall be available to Insurance Company and its representatives as provided herein.

                                   Section 10
                             Cancellation of Policy

         Insurance Company shall have the right to cancel or non-renew any policy of insurance pursuant to the laws and regulations applicable thereto.

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                                   Section 11
                                  Severability

         In the event any provision of this agreement shall be held to be invalid and unenforceable by a court of competent jurisdiction or regulatory authority, the same shall not affect whatsoever the validity or enforceability of the remainder of this agreement.

                                   Section 12
                                     Notice

         All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or within 10 days after deposit in the United States mail, postage prepaid, certified, with return receipt requested, or otherwise actually delivered to the other party.

                                   Section 13
                            Termination of Contract

         13.1 Insurance Company may terminate the contract for cause upon written notice to Summit. At least 60 days written notice must be given to Summit notifying Summit of Insurance Company's intention to terminate for cause. During this sixty day period, Summit shall be given the opportunity to cure the default Such notice shall be sent by registered mail, with return receipt requested. As defined in this section, "cause" is any breach of the terms of this agreement.

         13.2 Notwithstanding any other provision in this agreement, Insurance Company may cancel this contract for any illegal or unlawful act committed by Summit, its officers and/or employees in performance of this contract.

         13.3 Insurance Company may suspend the underwriting authority of Summit during the pendency of any dispute regarding the cause for termination.

         13.4 Notice of termination must be signed by officers or representatives of the respective organizations of equal or greater rank to those signing this agreement.

                                   Section 14
                  Receipt of Insurance Company Funds; Accounts

         14.1 Summit shall deposit (either directly or in a depositary bank for transmittal) all money received on behalf of Insurance Company in an escrow fund account for the benefit of Insurance Company or an account
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                  or approved investment in the name of Insurance Company. The trust account shall be maintained at all times in a national or state member bank that is a member of the Federal Reserve System. Summit shall not commingle any of the above described money with any funds or other property of Summit. This account shall be used for all payments on behalf of Insurance Company. Notwithstanding any other provision in this agreement, Summit may retain no more than three (3) months estimated claims payments and allocated loss adjustment expenses. Any balance remaining shall be remitted to Insurance Company.

         14.2 In the event Insurance Company so elects, it may designate the bank which shall act as a depositor for such funds. Insurance Company further reserves the right to direct a change in the depositary, at any time. Notice of an election to designate a depositary bank or of an exercise of the right to direct a change in the depository arrangements or the depository bank shall be given in writing by an authorized representative of the corporation.

         14.3 Anything in this agreement to the contrary notwithstanding, Summit shall not be liable for any failure or bankruptcy of any bank used as a depository of any funds maintained in the escrow account or Insurance account, provided said bank was approved or authorized by Insurance Company.

                                   Section 15
                              Unauthorized Actions

         15.1 Summit shall have full power and authority, to act on behalf of Insurance Company, pursuant to the duties and obligations of this agreement.

         15.2     Summit shall not:

         A. Bind reinsurance or retrocessions on behalf of Insurance Company, except that Summit shall bind facultative reinsurance contracts pursuant to obligatory facultative agreements if the contract with Insurance Company contains reinsurance underwriting guidelines including, for reinsurance both assumed and ceded, a list of reinsurers with which such automatic agreements are in effect, the coverages and amounts or percentages that may be reinsured and commission schedules.

         B. Commit the insurer to participate in insurance or reinsurance syndicates;

         C. Appoint any producer without assuring that the producer is lawfully licensed to transact the type of insurance for which he is appointed.
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         D.       Notwithstanding any other provision of this agreement,
                  without prior approval of Insurance Company, pay or commit Insurance Company to pay a claim over a specified amount, net of reinsurance, which shall not exceed one (1%) percent of Insurance Company's policyholder's surplus as of December 31, of the last completed calendar year.

         E. Collect any payment from a reinsurer or commit Insurance Company to any claims settlement with a reinsurer, without prior approval of Insurance Company. If prior approval is given, a report shall be promptly forwarded to Insurance Company.

         F.       Permit its sub-producer to serve on its Board of Directors.

         G.       Appoint a sub-MGA.

         H. Jointly employ an individual who is employed with the Insurance Company.

                                   Section 16
                                      Fees

         16.1 In exchange for these services, Insurance Company shall pay to Summit as compensation for services rendered hereunder an amount equal to 14.5% of collected earned normal premium, payable by the 15th of the following month. Earned normal premium shall be defined as annual premium less any approved discounts, credits or adjustments, as approved by Insurance Company.

         16.2 The fees to be received by Summit shall not include the following expenses: commission payments to agents, reinsurance fees or professional fees, such as audit fees, accounting fees and fees for outside professional services.

                                   Section 17
                                Licensing of MGA

         Summit shall at all times during the term of this agreement maintain such licenses and approvals as are required for any of the various services to be performed by Summit on behalf of Insurance Company.
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                                   Section 18
                               Non-Assignability

         This contract may not be assigned in whole or in part by Summit.

                                   Section 19
                                 Bond of Agent

         On written request of Insurance Company, Summit agrees to furnish to Insurance Company at Summit's cost and expense, a fidelity bond, reasonable in amount, of a reputable insurance company in a sum satisfactory to Insurance Company providing for the faithful accounting of all monies collected by Summit under this agreement.

                                   Section 20
                                Confidentiality

         20.1 Summit agrees that all knowledge and information whether printed, written or oral that Summit may receive from Insurance Company or from its employees or consultants of Insurance Company, or by virtue of the performance of services under and pursuant to this agreement, relating to costs, business affairs, policyholders' lists, procedures, future plans, or technical data that belong to Insurance Company or to those with whom Insurance Company has contracted regarding such information, and all information provided by Summit to Insurance Company, directly or indirectly, in reports of work done, together with any other information acquired or gained by Summit as done, together with any other information acquired or gained by Summit as a direct result of Summit's assignment to provide services under and pursuant to this agreement, shall for all time and for all purposes be regarded by Summit as strictly confidential and held by Summit in confidence, and solely for Insurance Company's benefit and use, and shall not be directly or indirectly used by Summit or directly or indirectly disclosed by Summit to any person whatsoever excepting to Insurance Company or with Insurance Company's prior written permission.

         20.2 Insurance Company hereby acknowledges that Summit may represent other Insurance Companies within the state of Louisiana.

                                   Section 21
                             Governing Regulations

         Summit shall comply with all regulations of any federal, state or municipal authority having jurisdiction over the activities of the Insurance Industry.
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                                   Section 22
                                   Bankruptcy

         If bankruptcy proceedings, whether voluntary or involuntary, are commenced against either Insurance Company or Summit, or if either party enters into a composition agreement with its creditors, either party may terminate this agreement by giving 15 days written notice to the other party.

                                   Section 23
                                 Choice of Law

         This agreement has been made and entered into in the State of Louisiana and the laws of Louisiana govern the validity and interpretation of this agreement and the performance due hereunder.

                                   Section 24
                                   Accounting

         Summit shall render an accounting to Insurance Company detailing all transactions and remit all funds due under this contract on not less than a monthly basis.

                                   Section 25
                                  Integration

         The drafting, execution and delivery of this agreement by the parties have been induced by no representations, statements, warranties or agreements other than those expressed in this agreement. This agreement embodies the entire understanding of the parties, and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof unless expressly referred to in this agreement.

                                   Section 26
                                  Modification

         This agreement may not be modified unless such modification is in writing and signed by both parties to this agreement.

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                                   Section 27
                                   Signature

         This agreement shall not go into force until signed by Summit and by a duly authorized officer of Insurance Company. The Parties signing this document have verified their capacity to bind the parties stated herein.


         IN WITNESS WHEREOF, the parties have executed this agreement on May 29, 1997.





                                     Summit Consulting, Inc. of Louisiana


                                     By:    /S/  HENRY E. CHILDS, JR.
                                        -------------------------------------
                                     Henry E. Childs, Jr., President




                                     Louisiana Employers Mutual Insurance Co.


                                     By:    /S/  FRANK P. DISPENSIRE, SR.
                                        -------------------------------------
                                     Frank P. Dispensire, Sr., President






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                                 NOTARY PUBLIC